Exhibit 10.1

NON-QUALIFIED STOCK OPTION AGREEMENT

NON-PLAN

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (the “Agreement”) is entered into as of the 5th day of November, 2020, by and between Brownie’s Marine Group, Inc., a Florida corporation (the “Company”), and Christopher H. Constable, an individual (the “Optionee”).

WHEREAS, the Company and the Optionee are parties to that certain Executive Employment Agreement (the “Employment Agreement”) effective as of November 5, 2020 (the “Effective Date”) pursuant to which the Company agreed to grant the Optionee (i) certain stock options as additional compensation pursuant to Section 4(a) of the Employment Agreement (the “Compensation Options”), and (ii) additional stock options as bonus compensation pursuant to Section 4(b) of the Employment Agreement (the “Bonus Options” and, together with the Compensation Options, collectively the “Options”).

WHEREAS, the Options are not intended to be “incentive stock options” as defined by Section 422 of the Internal Revenue Code of 1986, as amended.

NOW THEREFORE, in consideration of the mutual covenants and promises hereafter set forth and for other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1. Compensation Options.

(a) Pursuant to Section 4(a) of the Employment Agreement, the Optionee is hereby granted the Compensation Options to purchase to purchase 5,434,783 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at an exercise price of $0.0184 per share (the Exercise Price”), vesting on the Effective Date and being immediately exercisable by the Optionee through 5 p.m., Eastern time, on November 5, 2025.

(b) If not exercised by the Optionee during the applicable exercise period, the Compensation Options will lapse and no longer be exercisable by the Optionee.

2. Bonus Options.

(a) The Company hereby agrees to grant to the Optionee, as additional compensation for his services to the Company upon the satisfaction of the conditions set forth below, the Bonus Options to purchase up to an aggregate of 30,000,000 shares of the Company’s Common Stock, of the grant of options to purchase 10,000,000 shares of Common Stock is subject the achievement of the net revenue milestones set forth in Section 2(b) hereof (the “Net Revenue Portion of the Bonus Options”) and the grant of options to purchase 20,000,000 shares of Common Stock is subject to the achievement of the exchange listing of the Company’s Common Stock as set forth in Section 2(c) hereof (the “Exchange Listing Portion of the Bonus Options”).

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(b) Subject to the Optionee’s continued employment with the Company pursuant to the terms of Employment Agreement, the Bonus Options shall be granted as follows:

(i) The Net Revenue Portion of the Bonus Option shall be granted as follows:

(A) A option to purchase 2,000,000 shares of Common Stock exercisable at the Exercise Price shall be granted at such time as the Company reports cumulative consolidated net revenues, including revenues recognized by the Company as a result of a stock or asset acquisition of a third party following the closing date of such transaction (the collectively, “Net Revenues”), in excess of $5,000,000 in the aggregate over four (4) consecutive fiscal quarters beginning January 1, 2021 and ending on April 30, 2023 (the “Net Revenue Period”);

(B) An option to purchase an additional 3,000,000 shares of Common Stock exercisable at the Exercise Price shall be granted at such time as the Company reports cumulative Net Revenues in excess of $7,500,000 in the aggregate over four (4) consecutive fiscal quarters during the Net Revenue Period; and

(C) An option to purchase an additional 5,000,000 shares of Common Stock exercisable at the Exercise Price shall be granted at such time as the Company reports cumulative Net Revenues in excess of $10,000,000 in the aggregate over four (4) consecutive fiscal quarters during the Net Revenue Period.

(ii) There shall be no pro rata granting of any of the Net Revenue Portion of the Bonus Options. For example, if the Company should report cumulative net revenues of $9,000,000 for four consecutive fiscal quarters for the period ending June 30, 2022, options to purchase 5,000,000 shares of Common Stock would be granted, and if the Company should report cumulative net revenues of $11,000,000 at a later point during the Net Revenue Period, options to purchase the remaining 5,000,000 shares would be granted.

(iii) The determination of the achievement of the Net Revenue milestones shall be made by the independent member(s) of the Company’s Board of Directors based upon the Company’s reviewed consolidated financial statements (for the first three (3) quarters of each fiscal year) and the Company’s audited consolidated financial statements (for the full fiscal year) as included in the periodic reports filed by the Company with the Securities and Exchange Commission. Such determination shall be made immediately following the filing of the applicable report, and any portion of the Net Revenue Portion of the Bonus Options to which the Net Revenue milestones have been met will thereafter immediately be granted and become exercisable in accordance with the terms of this Agreement.

(iv) The Exchange Listing Portion of the Bonus Options exercisable at the Exercise Price will be immediately granted, vest and become exercisable upon the Company’s receipt during the Net Revenue Period of official notice of listing of its Common Stock from either the Nasdaq Stock Market, the New York Stock Exchange or the NYSE American LLC.

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(c) Once granted pursuant to the terms of this Agreement, the Bonus Options will become immediately exercisable for a period of four (4) years from the applicable date of grant. The Bonus Options may only be exercised to the extent that such Bonus Options shall have been granted and become exercisable. The conditions to granting set forth in Section 2(b) hereof requires continued employment of the Optionee by the Company pursuant to the terms of the Employment Agreement through each applicable grant date as a condition to the granting of the applicable portion of the Bonus Options. Regardless of reason for termination of the Optionee’s employment or services, employment or services for only a portion of the period, even if a substantial portion, will not entitle the Optionee to any proportionate grant or avoid or mitigate a termination of rights and benefits under this Agreement. Once granted, if not exercised by the Optionee during the applicable exercise period, any vested portion of the Bonus Options will lapse and no longer be exercisable by the Optionee. Any portion of the Bonus Options which have not been granted pursuant to the terms hereof will lapse and not entitle the Optionee to any rights thereto.

3. Method of Exercise; Cashless Exercise.

(a) In order to exercise any vested portion of the Options, the Optionee much deliver the Notice of Exercise attached hereto as Annex I, duly completed and executed by the Optionee, to the Company at the principal executive offices of the Company, together with payment in the amount obtained by multiplying the applicable exercise price then in effect by the number of shares of Common Stock thereby purchased, as designated in the Notice of Exercise. Payment may be in cash, wire transfer or by check payable to the order of the Company in immediately available funds. The Options are only exercisable for a whole number of shares of Common Stock.

(b) In lieu of exercising the vested portion of any of the Options for cash, the Optionee may elect to receive shares of Common Stock equal to the value (as determined below) of the exercised portion of the Options (the “Cashless Exercise”) with the properly endorsed Notice of Exercise with the Cashless Exercise election in which event the Company shall issue to the Optionee that number of shares of Common Stock determined according to the following formula:

X = Y (A-B)

A

Where	X =	the number of shares of Common Stock to be issued to the Optionee
	Y =	the number of shares of Common Stock for which the vested portion of the Options are being exercised
	A =	the average of the closing sale prices as reported on the principal market for the Company’s Common Stock for the five (5) trading days immediately prior to (but not including) the exercise date of the Options
	C =	Exercise Price

(c) The shares of Common Stock deliverable upon the exercise of the Options, or any portion thereof, may be either previously authorized but unissued shares of Common Stock, treasury shares or issued shares of Common Stock which have then been reacquired by the Company. Such shares of Common Stock shall be fully paid and nonassessable when issued in accordance with the terms of this Agreement. The Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Common Stock purchased upon the exercise of the Options or portion thereof prior to fulfillment of the conditions set forth in this Agreement.

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(d) The shares of Common Stock purchasable upon the exercise of the Options will constitute “restricted securities” under the federal securities laws inasmuch as they will be acquired from the Company in transactions not involving a public offering and, accordingly, may not, under such laws and applicable regulations, be resold or transferred without registration under the Securities Act of 1933, as amended (the “Securities Act”), or an applicable exemption from such registration. The certificates representing the shares of Common Stock issuable upon the exercise of the Options shall bear an appropriate securities legend to the foregoing effect.

4. Adjustment of the Exercise Price and Number of Shares. If the Company shall at any time subdivide its outstanding Common Stock, by split-up or otherwise, or combine its outstanding Common Stock, the number of shares of Common Stock as to which the Options are exercisable as of the date of such subdivision, split-up or combination shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price, but the aggregate purchase price payable for the total number of shares of Common Stock purchasable under the Options as of such date shall remain the same.

5. Rights as a Shareholder. The Optionee shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any shares of Common Stock purchasable upon the exercise of any part of the Options unless and until such shares shall have been issued by the Company to the Optionee (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

6. Certain Optionee Obligations. The Optionee is not relying on the Company or any of its employees or agents with respect to the legal, tax, economic and related considerations of this Agreement or the Options, and the Optionee has relied on the advice of, or has consulted with, only its own accountants, attorneys, and advisors. The Optionee is ultimately liable and responsible for all taxes owed in connection with the Options, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the Options. The Company does not make any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or exercise of the Options or the subsequent sale of Common Stock issuable upon the exercise of the Options. The Company does not commit and is under no obligation to structure the Options to reduce or eliminate the Optionee’s tax liability.

7. Restrictions on Transfer of Options. This Agreement and the Options shall not be transferable by the Optionee.

8. Reservation of Shares. With respect to the Options, the Company hereby agrees to at all times reserve for issuance and/or delivery upon payment by the Optionee of the applicable exercise price, such number of shares of Common Stock as shall be required for issuance and/or delivery upon such payment pursuant to the Options.

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9. Miscellaneous.

(a) Amendment. The Company may amend this Agreement at any time and from time to time; provided, however, that no amendment of this Agreement that would materially and adversely impair the Optionee’s rights or entitlements with respect to the Options shall be effective without the prior written consent of the Optionee.

(b) Severability. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

(c) Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Broward County, Florida (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

(d) Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

(e) Notices and Addresses. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile (if provided), during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: 300 NW 25 Avenue, Suite 1, Pompano Beach, Florida 33069 to the attention of the Board of Directors, with a copy to the Company’s counsel at: Pearlman Law Group LLP, 200 South Andrews Avenue, Suite 901, Fort Lauderdale, Florida 33301, Attn: Brian Pearlman, Esq., email: brian@pslawgroup.net. Upon receipt of any communications delivered to the Board of Directors, the Optionee shall immediately delivery such communications to the independent members of the Board of Directors via email to the addresses regularly used for communications to such independent directors. All communications to the Optionee shall be sent to the Optionee’s address as set forth in the books and records of the Company, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this section.

(f) Attorneys’ Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and expenses.

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(g) Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the laws of the State of Florida without regard to choice of law considerations.

(h) Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.

(i) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

(j) Section or Paragraph Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

(k) Stop-Transfer Orders. The Optionee agrees that, in order to ensure compliance with the restrictions set forth in this Agreement, the Company may issue appropriate “stop transfer” instructions to its duly authorized transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company shall not be required (i) to transfer on its books any shares of the Company’s Common Stock that have been sold or otherwise transferred in violation of this Agreement or (ii) to treat the owner of such shares of Common Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares of Common Stock shall have been so transferred.

(l) Conformity to Securities Laws. The Optionee acknowledges that this Agreement is intended to conform to the extent necessary with all provisions of the Securities Act and the Securities Exchange Act of 1934, as amended, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Agreement shall be administered, and the Options are granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

(m) Role of Counsel. The Optionee acknowledges his understanding that this Agreement was prepared at the request of the Company by Pearlman Law Group LLP, its counsel, and that such firm did not represent the Optionee in conjunction with this Agreement or any of the related transactions. The Optionee, as further evidenced by his signature below, acknowledges that he has had the opportunity to obtain the advice of independent counsel of his choosing prior to his execution of this Agreement and that he has availed himself of this opportunity to the extent he deemed necessary and advisable.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and date first above written.

Optionee	Brownie’s Marine Group, Inc.

By:
Christopher H. Constable		Robert M. Carmichael, President

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NOTICE OF EXERCISE

To: Brownie’s Marine Group, Inc.

1. The undersigned Optionee hereby elects to purchase _____________ shares of Common Stock of Brownie’s Marine Group, Inc., a Florida corporation (the “Company”), pursuant to the terms of the Non-Qualified Stock Option Agreement dated as of November 5, 2020 by and between the Company and the Optionee (the “Agreement”). All terms not otherwise defined herein shall have the same meaning as in the Agreement.

2. The Optionee shall make payment of the Exercise Price as follows (check one):

[  ] “Cash Exercise”

[  ] “Cashless Exercise”

If the Optionee is making a Cash Exercise, the Optionee is hereby delivering the sum of $____________, in lawful money of the United States, to the Company in accordance with the terms of the Agreement.

If the Optionee is making a Cashless Exercise, the Company shall deliver to the Optionee ______________ shares of Common Stock in accordance with the terms of the Agreement, which such amount is subject to verification by the Company.

IN WITNESS WHEREOF, the Optionee has executed this Notice of Exercise as of the _____ day of __________, __________.

Christopher H. Constable

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